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                                                                  Exhibit (p)(1)

                                THE GATEWAY TRUST

                                 CODE OF ETHICS

                                JANUARY 25, 2000

This Code of Ethics is based on the principle that every Trustee, director, officer and employee of The Gateway Trust or any investment adviser to The Gateway Trust should place the interests of the shareholders of the Trust before his own personal interests at all times. Each Trustee, director, officer and employee should avoid any actual or potential conflicts of interest with the Trust in all personal securities transactions. Each Trustee, director, officer and employee should comply with the provisions of the Code of Ethics in all his personal securities transactions.

A.   DEFINITIONS

1. "Trust" means The Gateway Trust, an Ohio business trust registered under the Investment Company Act of 1940.

2.   "Fund" means any portfolio series of the Trust.

3.   "Adviser" means any person who acts as an investment adviser to any Fund.

4. "Access person" means any trustee or officer of the Trust or any "advisory person" of a Fund.

5.   "Advisory person" of a Fund means:

     (a) any employee of an Adviser ( or of any company in a control relationship to an Adviser) who, in connection with his regular functions or duties, obtains information regarding the purchase or sale of a security by the Fund
     (b) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security
     (c)  any "investment representative" of a Fund.



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6.   "Investment representative" of a Fund means:

     (a)  any portfolio manager of the Fund
     (b) any employee of an Adviser (or of any company in a control relationship to an Adviser) who, in connection with his regular functions or duties, makes, participates in, or executes the purchase or sale of a security by the Fund
     (c) any employee of an Adviser (or of any company in a control relationship to an Adviser) whose functions relate to the making of any recommendations with respect to the purchase or sale of a security by the Fund.

7. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. Serious consideration includes the act of writing a trade ticket, entering an order with a broker, and time stamping the trade ticket.

8. "Beneficial ownership" will be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires. For purposes of this Code, "Beneficial ownership" includes, but is not limited to, securities held by members of a person's immediate family sharing the same household and securities over which a person has discretionary authority outside of his ordinary course of business.

9. "Control" has the same meaning as set forth in Section 2(a)(19) of the Investment Company Act.

10. "Disinterested trustee" means a trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act.

11. "Purchase or sale of a security" includes the writing of an option to purchase or sell a security.



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12.  "Security" has the same meaning as set forth in Section 2(a)(36) of the
     Investment Company Act, except that it does not include the following securities (the "Excluded Securities"):

     (a)  shares of registered open-end investment companies
     (b)  securities issued by the United States government
     (c) short-term debt securities that are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act
     (d)  bankers' acceptances
     (e)  bank certificates of deposit
     (f)  commercial paper
     (g) such other money market instruments as designated by the Trust's Board of Trustees.

A person does not become an "advisory person" or an "investment representative" simply by virtue of the following activities:

     (a) normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about current recommendations or trading; or
     (b) a single instance of obtaining knowledge of current recommendations or trading activity, or infrequently or inadvertently obtaining such knowledge.

B.   PROHIBITED PURCHASES AND SALES OF SECURITIES

1.   Prohibited Transactions of Investment Representatives
     -----------------------------------------------------

     (a) An investment representative of a Fund may not purchase or sell, directly or indirectly, any security (in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership) if the Fund has a pending buy or sell order in the same security until the Fund's order is executed or withdrawn.

     (b) An investment representative of a Fund may not purchase or sell, directly or indirectly, any security (in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership) if such security is being considered for purchase or sale by the Fund.



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(c)  An investment representative of a Fund may not purchase or sell, directly or indirectly, any security (in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership) within seven calendar days before or after the execution of a trade in the same security by the Fund.

(d) An investment representative of a Fund may not purchase or sell, directly or indirectly, any index option contracts (in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership).

2.   Prohibited Transactions of Access Persons
     -----------------------------------------

     (a) An access person may not purchase or sell, directly or indirectly, any security (in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership) if, to his actual knowledge, any Fund has a pending buy or sell order in the same security until the Fund's order is executed or withdrawn.

     (b) An access person may not purchase or sell, directly or indirectly, any security (in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership) if, to his actual knowledge, such security is being considered for purchase or sale by any Fund.

3.   Prohibited Transactions of Employees of the Adviser
     ---------------------------------------------------

          An employee of the Adviser may not purchase or sell, directly or indirectly, any index option contracts.

C.   PRECLEARANCE OF SECURITIES TRANSACTIONS

Each access person (other than a disinterested trustee) must obtain approval from a designated compliance officer for the Trust prior to purchasing or selling any security, the purchase or sale of which is not prohibited pursuant to Section B of this Code. Approval will be valid for two trading days.

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D.   EXEMPTED TRANSACTIONS

The prohibitions described in Section B of this Code and the preclearance requirements set forth in Section C of this Code do not apply to the following transactions:

     (a)  purchases or sales of Excluded Securities

     (b) purchases or sales of securities involving less than 2,000 shares of a security included in the Standard & Poor's 500 Index

     (c) purchases or sales of securities involving less than 2,000 shares of a security of a company with a market capitalization in excess of $200 million and average daily trading volume in excess of 50,000 shares

     (d) purchases or sales of option contracts involving less than 20 contracts on a security included in the Standard & Poor's 500 Index

     (e) purchases or sales of option contracts involving less than 20 contracts on a security of a company with a market capitalization in excess of $200 million and average daily trading volume in excess of 50,000 shares

     (f) purchases or sales of securities effected in any account over which the access person has no direct or indirect influence or control

     (g) purchases or sales of securities by an access person that are not eligible for purchase or sale by any Fund

     (h) purchases or sales of securities that are nonvolitional on the part of either the Fund or the access person
     (i) purchases of securities that are part of an automatic dividend reinvestment plan
     (j) purchase of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, or sales of such rights.

E.   RESTRICTIONS ON INVESTMENTS IN INITIAL PUBLIC OFFERINGS

An investment representative may not acquire any securities in an initial public offering without express prior approval from the Trust.



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F.   RESTRICTIONS ON PRIVATE PLACEMENT TRANSACTIONS

An investment representative may not acquire any security of any issuer in a private placement without express prior approval from the Trust. An investment representative of a Fund must disclose his investment in such security if he takes part in the Fund's subsequent decision to invest in any security of the issuer.

G.   RESTRICTIONS ON SHORT TERM TRADES

An investment representative may not profit from the purchase and sale, or sale and purchase, of the same or equivalent securities within 60 calendar days ("short-term trade"). This restriction does not apply to the following short-term trades:

     (a)  a short-term trade involving Excluded Securities
     (b) a short-term trade for which express prior approval has been received from the Trust by the investment representative
     (c) a short-term trade involving no more than 100 shares of a security included in the Standard & Poor's 500 Index
     (d) a short-term trade involving no more than 100 shares of a security of a company with a market capitalization in excess of $200 million and average daily trading volume in excess of 50,000 shares
     (e) a short-term trade involving no more than two option contracts on a security included in the Standard & Poor's 500 Index
     (f) a short-term trade involving no more than two option contracts on a security of a company with a market capitalization in excess of $200 million and average daily trading volume in excess of 50,000 shares
     (g) a short- term trade in any account over which the investment representative has no direct or indirect influence or control
     (h) a short-term trade that is nonvolitional on the part of the investment representative
     (i) a short-term trade resulting from an automatic dividend reinvestment plan.

H.   RESTRICTIONS ON SERVING ON BOARD OF DIRECTORS

An investment representative may not serve on the Board of Directors of a publicly traded company without express prior approval from the Trust.



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I.   RESTRICTIONS ON ACCEPTANCE OF GIFTS

Neither an access person nor an employee of an Adviser may accept in any calendar year gifts with a value of more than $100 from any person ("donor") that does business with or on behalf of the Trust, any Fund or any Adviser. This restriction does not apply to gifts in the form of an occasional meal, a ticket to a sporting event, theater or comparable entertainment, or an invitation to golf or participate in similar sporting activities for such person and his guests so long as (1) such gifts are neither so frequent nor so extensive as to raise any question of propriety and (2) such gifts are not preconditioned on the donor obtaining or maintaining a specified level of business with the Trust, any Fund or any Adviser.

J.   REPORTING

1.   Reports of Access Persons and Employees of Adviser
     --------------------------------------------------

Each access person and each employee of an Adviser must report to the Trust the information described in paragraph 3 below for each transaction in any security in which he has, or by reason of such transaction, acquires, any direct or indirect beneficial ownership in the security. This reporting requirement does not apply to access persons and employee transactions listed in Items D(a),(f) and (g) under Exempted Transactions.

2.   Reports of Disinterested Trustees
     ---------------------------------

Notwithstanding the provisions of paragraph 1 above, a disinterested trustee must report a transaction in a security only if he knew at the time of the transaction (or, in the ordinary course of fulfilling his official duties as a trustee, he should have known at the time of the transaction) that the security was purchased or sold by any Fund or was being considered for purchase or sale by any Fund during the fifteen day period immediately preceding the date of the trustee's transaction.

3.   Form of Reports
     ---------------

Every report must contain the following information:

     (a)  the date of the transaction
     (b) the title and number of shares (or the principal amount) of the security
     (c) the nature of the transaction (purchase, sale or other type of acquisition or disposition)


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     (d)  the price at which the transaction was effected
     (e) the name of the broker, dealer, bank or other entity through or with whom the transaction was effected.

4.   Submission of Reports
     ---------------------

Every report must be submitted to the Trust not later than ten days after the end of each calendar quarter. The report must include the information with respect to any transaction in a security effected during the calendar quarter.

5.   Disclaimer of Ownership
     -----------------------

A report may contain a statement that it shall not be construed as an admission by the person making the report that he has any direct or indirect beneficial ownership in the reported security.

6.   Submission of Duplicate Confirmations and Periodic Statements
     -------------------------------------------------------------

Each access person (other than a disinterested trustee) must arrange for duplicate copies of trade confirmations and periodic statements of his brokerage accounts to be sent to the designated compliance officer for the Trust. This requirement applies to any brokerage account over which the access person exercises trading authority other than a brokerage account of a client of an Adviser over which the access person exercises trading authority in his capacity as an employee of the Adviser.

K.   CERTIFICATIONS

1.   Certification of Access Persons and Employees of Adviser
     --------------------------------------------------------

Each access person (other than a disinterested trustee) and each employee of an Adviser will certify annually that:

     (a) he has read and understood the Code of Ethics and recognizes he is subject to its provisions
     (b) he has complied with the applicable provisions of the Code of Ethics and has reported all personal securities transactions required to be reported under Section J of the Code.



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2.       Certification of Access Persons
         -------------------------------

In addition to the certification described in paragraph 1 above, each access person (other than a disinterested trustee) will submit to the Trust:

     (a) a certified list of the title, number of shares and principal amount of all securities in which he has any direct or indirect beneficial ownership no later than ten days after he becomes an access person and annually thereafter, and

     (b) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person.

L.   SANCTIONS

The Board of Trustees of the Trust may impose sanctions it deems appropriate upon any person who violates the Code of Ethics. In addition, the Board of Trustees of the Trust may impose sanctions it deems appropriate upon any person who has engaged in a course of conduct that, although in technical compliance with the Code of Ethics, is part of a plan or scheme to evade the provisions of the Code of Ethics. Sanctions may include a letter of censure, suspension of employment, termination of employment, fines, and disgorgement of profits from prohibited or restricted transactions.


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                                THE GATEWAY TRUST
                                -----------------

                                 CODE OF ETHICS
                                 --------------



I ________________________________have read and agree to abide by the
       (Signature)
Gateway Trust Code of Ethics dated January 25, 2000.




                                     Dated this ____day of _______________, 20__



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